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                                                                    Exhibit 99.4


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--                                                                  --        LOGO: Partners Trust Financial Group, Inc.
                                                                              Subscription & Direct Community Stock Order Form
                                                                         -----------------------------------------------------------
                                                                           BANK                                     SBU Bank
                                                                           USE                                  Conversion Center
                                                                         ---------------------------------          Xxxxxxxxxx
                                                                           IMPORTANT-PLEASE NOTE: A                Xxxxxxxxxxx
                                                                           properly completed original           (xxx) xxx-xxxx
                                                                           stock order form must be used     -----------------------
                                                                           to subscribe for common stock.       Expiration Date
                                                                           Copies of this form are not       for Stock Order Forms:
                                                                           required to be accepted. Please   _____, ______ __, 2002
                                                                           read the Stock Ownership Guide    x:00 p.m., Eastern Time
                                                                           and Stock Order Form
                                                                           Instructions as you complete
                                                                           this form.
--                                                                  --
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
        (1) Number of Shares                (2) Total Payment Due
        --------------------  Subscription  ---------------------        The minimum number of shares that may be subscribed for is
                                 Price      $                            25 and the maximum number of shares that may be subscribed
                               X $10.00 =                                for in the subscription offering is 20,000 shares. See
        --------------------                ---------------------        Instructions.
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    (3) Employee/Officer/Director Information                                  (6) Purchaser Account Information
    Check here if you are an employee, officer or trustee of             a.[_] Check here if you are an Eligible Account Holder
    SBU Bank or a member of such person's immediate family                     with a deposit account(s) totalling $50.00 or more
    living in the same household.                                              on September 30, 2000.
----------------------------------------------------------------------         List account(s) below.
                                                                               ---------------------

    (4) Method of Payment/Check                     Check Amount
    Enclosed is a check, bank draft or        ---------------------      b.[_] Check here if you are a Supplemental Eligible
    money order made payable to SBU Bank      $                                Account Holder with a deposit account(s) totalling
    in the amount indicated in this box.                                       $50.00 or more on December 31, 2001.
                                              ---------------------            List account(s) below.
----------------------------------------------------------------------         ---------------------
    (5) Method of Payment/Withdrawal
    The undersigned authorizes withdrawal from the following             c.[_] Check here if you are an Other Member with a deposit
    account(s) at SBU Bank. There is no early withdrawal                       account(s) or a loan(s) on _______ ___, 2002. List
    penalty for this form of payment. Individual Retirement                    account(s) or loan(s) below.
    Accounts or Qualified Plans maintained at SBU Bank                         --------------------------------
    cannot be used unless special transfer arrangements are                    -----------------------------------------------------
    made.                                                                         Account Title                             Bank
    ------------------------------------------------------------------            (Names on Accounts)    Account Number(s)     Use
                                                                 Bank         ------------------------------------------------------
        Amount Number(s) to Withdraw   $ Withdrawal Amount(s)    Use
    ------------------------------------------------------------------        ------------------------------------------------------

    ------------------------------------------------------------------        ------------------------------------------------------

    ------------------------------------------------------------------        ------------------------------------------------------

    ------------------------------------------------------------------        ------------------------------------------------------
                                                                             PLEASE NOTE:  FAILURE TO LIST ALL YOUR ACCOUNTS MAY
    Total Withdrawal Amount      $                                           RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION
                                --------------------------------------       RIGHTS. IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE
                                                                             THE BACK OF THIS STOCK ORDER FORM.
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    (7) Stock Registration/Form of Stock Ownership
[_] Individual        [_] Joint Tenants    [_] Tenants in Common
[_] Fiduciary (i.e.   [_] Company/Corp/    [_] Uniform Transfers to    -------------------------------------------------------------
    trust estate)         Partnership          Minors Act              [_] IRA or other qualified plan (beneficial owners ss# above)
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    (8) Name(s) in which stock is to be registered (please print clearly)   Adding the names of other persons who are not owners of
                                                                            your qualifying accounts will result in your order
                                                                            becoming null and void.
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    Name(s)                                                                                   Social Security # or Tax ID

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    Name(s) continued                                                                         Social Security # or Tax ID

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    Street Address                                                                            County of Residence

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    City                                                   State          Zip Code

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    (9) Telephone      Daytime                             Evening
                       (        )                          (       )
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[_] (10) NASD Affiliation                       [_] (11) Associates/Acting In Concert
    Check here if you are a member of the                Check here and complete the reverse
    National Association of Securities                   side of this form, if you or any
    Dealers, ("NASD"), a person affiliated,              associates or persons acting in
    or associated, with an NASD member,                  concert with you have submitted
    (continued  on reverse side of this form)            other orders for shares.
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    (12) Acknowledgment                                                                                                   BANK USE
    To be effective, this stock order form and accompanying certification form must be properly                     ----------------
    completed and physically received by SBU Bank no later than x:00 p.m., Eastern time, on ______
    ______ XX, 2002, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by SBU Bank, this stock order form may not be modified, withdrawn or canceled without the Bank's consent and if authorization to withdraw from deposit accounts at SBU Bank has been given as payment for shares; the amount authorized for
    withdrawal shall not otherwise be available for withdrawal by the undersigned. Under penalty of                 ----------------
    perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. It is understood that this stock order form will be accepted in accordance with, and subject to, the
    terms and conditions of the plan of reorganization of the Bank described in the accompanying                    ----------------
    prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to               BANK USE
    delivery of this stock order form to the Bank.                                                                  ----------------
    Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. SBU Bank and Partners Trust Financial Group, Inc.
    will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.

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Signature                                        Date     Signature                                     Date

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                                 THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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Item (6) Purchaser Account Information - a, b & c continued:
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 Account Title (Names on Accounts)    Account Number(s)     Bank
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                                                            Use
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Item (10) NASD continued:
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a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an
NASD member or person associated with an NASD member has a beneficial interest.
To comply with conditions under which an exemption from the NASD's
Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and
(ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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Item (11) Associates continued: List below all other orders submitted by you or Associates (as defined) or by persons acting in concert with you.
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                                                Number of                                                              Number of
  Name(s) listed on other stock order forms   Shares Ordered   Name(s) listed on other stock order forms continued   Shares Ordered
------------------------------------------------------------   ---------------------------------------------------------------------

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"Associate" is defined as: (i) any corporation or organization (other than
Partners Trust, MHC, Partners Trust Financial Group, Inc., SBU Bank or any majority-owned subsidiary thereof) of which such person is an officer, trustee or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities of the corporation or organization; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity (exclusive of any of any tax-qualified employee stock benefit plan); (iii) any person who is related by blood or marriage to such person, and (i) lives in the same home as such person; or (ii) is a director or senior officer of SBU Bank or any affiliate thereof; and (iv) any person Acting in Concert with any of the persons or entities specified in clauses (i) through (iii) above; provided, however, that any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate of any director, or officer of Partners Trust, MHC, Partners Trust Financial Group, Inc. or SBU Bank, to the extent provided in the plan. When used to refer to a person other than an officer or director of SBU Bank, Partners Trust, MHC or Partners Trust Financial Group, Inc., SBU Bank in its sole discretion may determine the persons that are Associates of other persons. Directors of Partners Trust Financial Group, Inc., Partners Trust, MHC and SBU Bank shall not be deemed to be Associates solely as a result of their membership on any such board or boards.
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      YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
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                               CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY PARTNERS TRUST, MHC, PARTNERS TRUST FINANCIAL GROUP, INC., SBU BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S PRINCIPAL IS SUBJECT TO LOSS.

If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Regional Director of the Northeast Regional Office at (xxx) xxx-xxxx.

I further certify that, before purchasing the common stock, par value $0.01 per share, of Partners Trust Financial Group, Inc. (the "Company"), the proposed holding company for SBU Bank, I received a prospectus of the Company dated February ____, 2002 relating to such offer of common stock.
The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the "Risk Factors" section beginning on page 14, the risks involved in the investment in this common stock, including but not limited to the:

1. Our Commercial Real Estate, Commercial and Consumer Loans Expose Us To Increased Lending Risks.
2. If Our Allowance For Loan Losses Is Not Sufficient To Cover Actual Loan Losses, Our Earnings Could Decrease.
3. If Economic Conditions Deteriorate, Our Results Of Operations and Financial Condition, Could Be Adversely Impacted.
4. Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition.
5. Our Return On Equity Will Be Low Compared To Other Companies. This Could Hurt The Trading Price Of Our Common Stock.
6. Investors Who Purchase Stock in the Offering Will Not Exercise Voting Control Of Partners Trust Financial Group.
7. Our Stock Benefit Plans Will Increase Our Costs, Which Will Reduce Our Income and Stockholders' Equity.
8. The Implementation Of Stock-Based Benefit Plans May Dilute Your Ownership Interest.
9. The Contribution of Shares and Cash to the Charitable Foundation Will Dilute Your Ownership Interests and Adversely Impact Net Income in 2002.
10. Strong Competition Within Our Market Area May Limit Our Growth and Profitability.
11.  Our Ability to Grow May Be Limited If We Cannot Make Acquisitions.
12.  Our Valuation Is Not Indicative Of The Future Price Of Our Common Stock.
13. Recent Terrorist Attacks In The United States Have Affected The Stock Market And The General Economy.
14. We Operate In A Highly Regulated Environment And May Be Adversely Affected By Changes In Laws And Regulations.
15. Once Submitted, Your Purchase Order May Not Be Revoked Unless the Stock Offering Is Terminated of Extended Beyond May ___, 2002.

  (By Executing this Certification Form the Investor is Not Waiving Any Rights
                       Under the Federal Securities Laws,
  Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

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Signature                    Date        Signature                       Date

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Print Name                               Print Name

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          THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK

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[Logo]  Partners Trust Financial Group, Inc.
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                              Stock Ownership Guide
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Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Georgia Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA GA (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
          . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
          . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
          . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
          . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
          . The name of the maker, donor or testator and the name of the beneficiary.
An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                          Stock Order Form Instructions
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Items 1 and 2 - Number of Shares and Total Payment Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the subscription offering is 25 shares. As more fully described in the plan of reorganization outlined in the prospectus, the maximum purchase in the subscription offering is $200,000 (20,000 shares), and the maximum purchase in the community offering (if held) by any person, is $200,000 (20,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than $300,000 (30,000 shares) of common stock.
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Item 3 - Employee/Officer/Trustee Information
Check this box to indicate whether you are an employee, officer or trustee of SBU Bank or a member of such person's immediate family living in the same household.
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Item 4 - Method of Payment by Check
Indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order. Payment for shares may be made in cash (only if delivered by you in person to a full service branch office of SBU Bank) or by check, bank draft or money order payable to SBU Bank. Your funds will earn interest at SBU Bank's passbook rate of interest until the reorganization is completed. (DO NOT MAIL CASH TO PURCHASE STOCK!)
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Item 5 - Method of Payment by Withdrawal
If you pay for your stock by a withdrawal from a deposit account at SBU Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
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Item 6 - Purchaser Information
     a. Check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more on September 30, 2000.
     b. Check this box if you are a Supplemental Eligible Account Holder with a deposit account(s) totalling $50.00 or more on December 31, 2001.
     c. Check this box if you are an Other Member with a deposit account(s) on _______ xx, 2002.
Please list all names and all account numbers on accounts you had at these dates in order to insure proper identification of your purchase rights.
       Note: Failure to list all your accounts or loans may result in the loss of part or all of your subscription rights.
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Items 7, 8 and 9 - Stock Registration/Form of Stock Ownership, Names and
Telephone Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Partners Trust Financial Group, Inc. common stock. Complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide".
     Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
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Item 10 - NASD Affiliation
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11 - Associates Acting in Concert
Check this box if you or any associate (as defined on the reverse side of the stock order form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12 - Acknowledgement
Sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full service branch office of SBU Bank. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by SBU Bank no later than x:00 p.m., Eastern time, on xxxday, _________ xx, 2002 or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion enter at (xxx) xxx-xxxx, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The conversion center will be closed for bank holidays.
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